UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 4, 2005.

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)
204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Life Partners Holdings, Inc. (“Life Partners” or “we”) held our 2005 Annual Meeting of Shareholders on August 4, 2005. At that meeting, the six nominees for directors as named in the proxy statement were elected, and Murrell, Hall, McIntosh & Co., PLLP, were ratified as the independent auditors.

The nominees for directors were elected based upon the following votes:

	Votes For	Votes Against	Abstentions
Brian D. Pardo	8,566,460	188,208	111,355
R. Scott Peden	8,566,460	188,208	111,355
Tad Ballantyne	8,753,368	1,300	111,355
Fred Dewald	8,754,668	0	111,355
Jacquelyn Davis	8,565,960	188,208	111,355
Harry A. Goodall	8,754,668	0	111,355

The proposal to ratify the selection of Murrell, Hall, McIntosh & Co., PLLP, as independent auditors for the year ending February 28, 2006, received the following votes:

Votes for approval	8,789,665
Votes against	68,555
Abstentions	7,803

There were no broker non-votes for this item.

On August 4, 2005, we issued a press release announcing the election of directors and our association with Life Settlements Fund, Ltd., an unaffiliated, closed end Bahamian fund with representative offices in Zurich, Switzerland.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2005

Life Partners Holdings, Inc.

By: /s/ Nina Piper

_____________________________________

Nina Piper

Principal Accounting Officer

EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page
99.1	Press release dated August 4, 2005	4